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                                                                    EXHIBIT 10.8

                          LOAN AND SECURITY AGREEMENT


       This LOAN AND SECURITY AGREEMENT is entered into as of September 29, 2000 between BUSINESS ALLIANCE CAPITAL CORP., a Delaware corporation (BACC), with an office located at 800 Wilshire Boulevard, Suite 700, Los Angeles, California 90017 and ICX ELECTRONLCS.COM, a California corporation (Borrower), with its chief executive office located at 400 Camino de Estrella, San Clemente, California 92672.

       The parties agree as follows

       1. DEFINITIONS AND CONSTRUCTION

              1.1 Terms. As used in this Agreement, the following terms shall have the following meanings:

                     Accounts means in addition to the definition of accounts in the Code, all presently existing and hereafter arising accounts receivable, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, whether or not earned by performance, all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

                     Advance Limit has the meaning set forth in Section 2.1.

                     Advances means all loans, advances and other financial accommodations by BACC to or on account of the Borrower under Section 2.1.

                     Agreement means collectively this Loan and Security Agreement, any concurrent or subsequent rider to this Loan and Security Agreement, and any extensions, supplements, amendments, addenda or modifications to or in connection with this Loan and Security Agreement or any such rider.

                     Authorized Officer means any officer or other representative of Borrower authorized in a writing delivered to BACC to transact business with BACC.

                     BACC means Business Alliance Capital Corp., its successors and assigns.

                     BACC Expenses means all of the following: costs and expenses (whether taxes, assessments, insurance premiums or otherwise) required to be paid by Borrower under any of the Loan Documents which are paid or advanced by BACC; filing, recording, publication, appraisal and search fees paid or incurred by BACC in connection with BACC's transactions with Borrower; costs and expenses incurred by BACC in the disbursement or collection of funds to or from Borrower; charges resulting from the dishonor of checks; costs and expenses incurred by BACC to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; and costs and expenses incurred by BACC in enforcing or defending the Loan Documents, including, but not limited to, costs and expenses incurred in connection with any proceeding, suit, enforcement of


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judgment, or appeal; and BACC's reasonable attorneys' fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing, defending, or otherwise representing BACC concerning the Loan Documents or the Obligations.

                     Borrower's Books means all of Borrower's books and records including all of the following: ledgers; records indicating, summarizing, or evidencing Borrower's assets or liabilities, or the Collateral; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information, and the facilities containing such information.

                     Business Day means any day which is not a Saturday, Sunday, or other day on which banks in the State of New Jersey are authorized or required to close.

                     Chattel Paper shall have the same meaning ascribed to such term in the Code.

                     Code means the California Uniform Commercial Code, as amended from time to time.

                     Collateral means all of the following: the Accounts; the Equipment; the General Intangibles; the Chattel Paper; the Inventory; the Negotiable Collateral; the Investment Property; any money, deposit accounts or assets of Borrower which hereafter come into the possession, custody, or control of BACC; all proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all tangible or intangible property resulting from the sale or other disposition of the foregoing, or any portion thereof or interest therein, and all proceeds thereof, and any other assets of Borrower which may be subject to a lien in favor of BACC.

                     Daily Balance means the amount of the Obligations owed at the end of a given day.

                     Eligible Accounts means those Accounts created by Borrower in the ordinary course of business, which are and at all times shall continue to be acceptable to BACC in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by BACC in BACC's exclusive judgment. In determining such acceptability and standards of eligibility, BACC may, but need not, rely on agings, reports and schedules of Accounts furnished by Borrower, but reliance by BACC thereon from time to time shall not be deemed to limit BACC's right to revise standards of eligibility at any time as to both Borrower's present and future Accounts. In general, an Account shall not be deemed eligible unless: (a) the Account debtor on such Account is and at all times continues to be acceptable to BACC, and (b) such Account complies in all respects with the representations, covenants and warranties hereinafter set forth. Except in BACC's sole discretion, Eligible Accounts shall not include any of the following (a) Accounts which the Account debtor has failed to pay within ninety (90) days of invoice date, and all Accounts owed by any Account debtor that has failed to pay twenty-five percent (25%) or more of its Accounts owed to Borrower within ninety (90) days of invoice date; (b) Accounts with respect to which goods are placed on consignment or for a guaranteed sale, or which contain other terms by reason of which payment by the Account debtor may be conditional; (c) Accounts with respect to which the Account debtor is not a resident of the United States unless the Account is supported by foreign credit insurance or a letter of credit, in both instances satisfactory to and assigned to BACC; (d) Accounts with respect to which the Account debtor is the United States or any department, agency or instrumentality of the United


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States, any State of the United States or any city, town, municipality or division thereof unless all filings have been made under the Federal Assignment of Claims Act or comparable state or other statute; (e) Accounts with respect to which the Account debtor is an officer, employee or agent of, or subsidiary of, related to, affiliated with or has common shareholders, officers or directors with Borrower; (f) Accounts with respect to which Borrower is or may become liable to the Account debtor for goods sold or services rendered by the Account debtor to Borrower; (g) Accounts with respect to an Account debtor whose total obligations to Borrower exceed fifteen percent (15%) of all Accounts, to the extent such obligations exceed such percentage, except in the cases of the Accounts of Account debtors Solectron and Agilent, or with Account debtors with Dun & Bradstreet ratings of at least 5A, where such percentage shall be thirty percent (30%); (h) Accounts with respect to which the Account debtor disputes liability or makes any claim with respect thereto, or is subject to any insolvency proceeding, or becomes insolvent, fails or goes out of business; (i) the Account arises out of a contract or purchase order for which a surety bond was issued on behalf of Borrower; (j) Accounts in which BACC does not have first priority and exclusive perfected security interest; or (k) Accounts where the Account Debtor is in a jurisdiction for which Borrower is required to file a notice of business activities or similar report and Borrower has not filed such report within the time period required by applicable law.

                     Eligible Purchase Orders those purchase orders submitted to Borrower in the ordinary course of business, which are and at all times shall continue to be acceptable to BACC in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by BACC in BACC's exclusive judgment. In determining such acceptability and standards of eligibility, BACC may, but need not, rely on agings, reports and schedules of purchase orders furnished by Borrower, but reliance by BACC thereon from time to time shall not be deemed to limit BACC's right to revise standards of eligibility at any time as to both Borrower's present and future purchase orders. In general, a purchase order shall not be deemed eligible unless: (a) Borrower's customer on such purchase order is and at all times continues to be acceptable to BACC, and (b) such purchase order complies in all respects with the representations, covenants and warranties hereinafter set forth. Eligible Purchase Orders shall not include purchase orders that have not been converted to Accounts within ten business days of Borrowers s receipt of such purchase orders.

                     Equipment means all of Borrower's present and hereafter acquired equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, motor vehicles, rolling stock, processors, tools, pans, dies, jigs, goods (other than consumer goods or farm products) and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located.

                     ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                     ERISA Affiliate means each trade or business (whether or not incorporated and whether or not foreign) which is or may hereafter become a member of a group of which Borrower is a member and which is treated as a single employer under ERISA Section 4001(b)(I), or IRC Section 414.

                     Event of Default means the events specified in Section 8.

                     General Intangibles means all of Borrower's present and future general intangibles and other personal property (including choses or things in action, goodwill, patents, trade


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names; trademarks, service marks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, infringement claims, computer programs, computer discs, computer tapes, Borrower's Books, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims) other than goods and Accounts.

                     Guarantor means each person or entity, which guarantees the Obligations.

                     Initial Term has the meaning set forth in the definition of Termination Date.

                     Insolvency Proceeding means any proceeding commenced by or against any person or entity under any provision of the federal Bankruptcy Code, as amended, or under any other state or federal insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with its creditors.

                     Inventory means all present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service, Borrower's present and future raw materials, work in process, finished goods, tangible property, stock in trade, wares, and materials used in or consumed in Borrower's business, goods which have been returned to, repossessed by, or stopped in transit by Borrower, packing and shipping materials, wherever located, any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

                     Investment Property has the meaning set forth in Section 9115 of the Code.

                     IRC means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                     Loan Documents means, collectively, this Agreement, any Note or Notes, any security agreements, pledge agreements, mortgages, deeds of trust or other encumbrances or agreements which secure the Obligations, and any other agreement entered into between Borrower and BACC or by Borrower or a Guarantor in favor of BACC relating to or in connection with this Agreement or the Obligations.

                     Multiemployer Plan means a multiemployer plan as defined in ERISA Sections 3(37) or 4001(a)(3) or IRC Section 414(f).

                     Negotiable Collateral means all of Borrower's present and future letters of credit, notes, drafts, instruments, documents, leases, and Chattel Paper.

                     Note means any promissory note made by Borrower to the order of BACC concurrently herewith or at any time hereafter.

                     Obligations means all loans, advances, debts, liabilities (including all interest and amounts charged to the Obligations pursuant to any agreement authorizing BACC to charge the Obligations), obligations, lease payments, guaranties, covenants, and duties owing by Borrower to BACC of any kind and description (whether pursuant to or evidenced by the Loan Documents or by any other agreement between BACC and Borrower, and irrespective of whether for the payment of money), whether made or incurred prior to, on, or after the Termination Date, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including any debt,


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liability or obligation owing from Borrower to others which BACC may obtain by assignment or otherwise, and all interest thereon and all BACC Expenses.

                     Overadvance has the meaning set forth in Section 2.2.

                     Plan means any plan described in ERISA Section 3(2) maintained for employees of Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

                     Prime Rate means the variable rate of interest, per annum, published by The Wall Street Journal as the Prime Rate and based on the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks. The Prime Rate is nothing more nor less than an index for determining the interest rate payable under the terms of this Agreement. The Prime Rate is not necessarily the best rate, or any other definition of rates, offered by the banks that establish the rate or by BACC. In the event The Wall Street Journal ceases to publish the Prime Rate, BACC, in its reasonable judgment, may substitute any similar index for the Prime Rate.

                     Renewal Term has the meaning set forth in Section 3.1.

                     Term means the period from the date of the execution and delivery by BACC of this Agreement through and including the later of(a) the Termination Date and (b) the payment and performance in full of the Obligations.

                     Termination Date means (a) October 15, 2001 (the period through such date the "Initial Term"), unless such date is extended pursuant to
Section 3.1, and if so extended on one or more occasions the last date of the last such extension, or (b) if earlier terminated by BACC pursuant to Section 9.1, the date of such termination.

              1.2 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural. The words hereof, herein, hereby, hereunder, and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, exhibit and schedule references are to this Agreement unless otherwise specified. Words importing a particular gender mean and include every other gender.

              1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles (GAAP) as in effect from time to time. When used herein, the term financial statements shall include the notes and schedules thereto.

              1.4 Exhibits and Schedules. All of the exhibits, schedules, addenda or riders attached to this Agreement shall be deemed incorporated herein by reference.

              1.5 Code. Any terms used in this Agreement which are defined in the Code shall be construed and defined as set forth in the Code, unless otherwise defined herein.

       2. ADVANCES AND TERMS OF PAYMENT

              2.1 Revolving Advances; Advance Limit. Upon the request of Borrower, made at any time or from time to time during the Term and so long as no Event of Default has occurred and is continuing, BACC may, in its sole and absolute discretion, make Advances in an amount up to the


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sum of (a) eighty-five percent (85%) of the aggregate outstanding amount of
Eligible Accounts, plus (b) the lesser of (1) seventy-five percent (75%) of the aggregate value of Eligible Purchase Orders or (2) Five Hundred Thousand Dollars ($500,000) or (3) an amount not to exceed one hundred percent (100%) of the cost of inventory for such Eligible Purchase Orders or (4) an amount equal to twenty percent (20%) of the outstanding Advances against Eligible Accounts; provided, however, that in no event shall the aggregate amount of the outstanding Advances be greater than, at any time, the amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (said dollar limit the Advance Limit). Notwithstanding the foregoing, no Advances will be made against Eligible Purchase Orders until such time as Borrower has received $1,000,000 in the form of a cash capital infusion or subordinated debt and, provided further, that: (i) in the event of a cash capital infusion, BACC shall have received evidence satisfactory to it, in its sole and absolute discretion, that such cash capital infusion has been made, or
(ii) in the event of subordinated debt, BACC shall have received a subordination agreement from the subordinated debt holder, with the form and content of such subordination agreement to be acceptable to BACC in its sole and absolute discretion.

              2.2 Overadvances. All Advances shall be added to and be deemed part of the Obligations when made. If, at any time and for any reason, the aggregate amount of the outstanding Advances exceeds the dollar or percentage limitations contained in Section 2.1 (an Overadvance) then Borrower shall, upon demand by BACC, immediately pay to BACC, in cash, the amount of such Overadvance. Without affecting Borrower's obligation to immediately repay to BACC the amount of each Overadvance, Borrower shall pay BACC a fee (the Overadvance Fee) in an amount equal to two percent (2.0%) per month on the Overadvance amount for each day any Overadvance exists, but not less than Five Hundred Dollars ($500) for each Overadvance. All such fees shall be computed on the basis of a three hundred and sixty (360) day year for the actual number of days elapsed.

              2.3 Authorization to Make Advances. BACC is hereby authorized to make the Advances based upon telephonic or other instructions received from anyone purporting to be an Authorized Officer, or, at the discretion of BACC, if such Advances are necessary to satisfy any Obligations. All requests for Advances shall specify the date on which such Advance is to be made (which day shall be a Business Day) and the amount of such Advance. Requests received after 10:30 a.m. Pacific time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Advances made under this Agreement shall be conclusively presumed to have been made to, at the request of, and for the benefit of Borrower when deposited to the credit of Borrower or otherwise disbursed in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement. Unless otherwise requested by Borrower, all Advances shall be made by a wire transfer to the deposit account of Borrower designated on Schedule 2.3, or such other account as Borrower shall notify BACC in writing. Borrower shall pay to BACC a funds transfer fee of $25.00 for each Advance. Said fees shall be payable on the first day of each month of the Term for all Advances made during the preceding month.

              2.4 Interest.

                     (a) Except where specified to the contrary in the Loan Documents, the aggregate outstanding balances of the Obligations shall accrue interest at the per annum rate of three percentage points (3.0%) above the Prime Rate. The Obligations shall bear interest from and after written notice by BACC to Borrower of the occurrence of an Event of Default, and without constituting a waiver of any such Event of Default, at the per annum rate of eight percentage points


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(8.0%) above the Prime Rate. All interest payable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed on the Daily Balance. Interest as provided for herein shall continue to accrue until the Obligations are paid in full.

                     (b) The interest rate payable by Borrower under the terms of this Agreement shall be adjusted in accordance with any change in the Prime Rate from time to time on the date of any such change. All interest payable by Borrower shall be due and payable on the first day of each calendar month during the Term. BACC may, at its option, add such interest and all BACC Expenses to the Obligations, and such amount shall thereafter accrue interest at the rate then applicable under this Agreement. Notwithstanding anything to the contrary contained in the Loan Documents, the minimum interest payable by Borrower on the Obligations shall be Three Thousand Dollars ($3,000) per month.

                     (c) In no event shall interest on the Obligations exceed the highest lawful rate in effect from time to time. It is not the intention of the parties hereto to make an agreement which violates any applicable state or federal usury laws. In no event shall Borrower pay or BACC accept or charge any interest which, together with any other charges upon the principal or any portion thereof, exceeds the maximum lawful rate of interest allowable under any applicable state or federal usury laws. Should any provision of this Agreement or any existing or future Notes or Loan Documents between the parties be construed to require the payment of interest or any other fees or charges which could be construed as interest which, together with any other charges upon the principal or any portion thereof and any other fees or charges which could be construed as interest, exceeds the maximum lawful rate of interest, then any such excess shall be applied to the remaining principal balance of the Obligations, if any, and the remainder refunded to Borrower.

                     (d) Notwithstanding the foregoing, for purposes of this Agreement, it is the intention of Borrower and BACC that interest shall mean, and be limited to, any payment to BACC which compensates it for extending credit to Borrower, for making available to Borrower a credit facility during the term of this Agreement and for any default or breach by Borrower of a condition upon which credit was extended. Borrower and BACC agree that, for the sole purpose of calculating the interest paid by Borrower to BACC, it is the intention of Borrower and BACC that interest shall mean and include, and be expressly limited to, any interest accrued on the aggregate outstanding balance of the Obligations during the term hereof pursuant to Sections 2.4(a) and 2.4(b); and any Overadvance Fee, Origination Fee, and late fees charged to Borrower during the term hereof. Borrower and BACC further agree that it is their intention that the following fees shall not constitute interest: any Collateral Monitoring Fee, any attorney fees incurred by BACC, any premiums or commissions attributable to insurance guaranteeing repayment, finders' fees, report fees, appraisal fees or fees for document preparation or notarization. To the extent, however, that California law excludes from the calculation of interest any fees defined herein as interest, or includes as interest any fees or other sums which are intended not to constitute interest California law shall supersede and prevail and all such interest shall be subject to Section 2.5(c).

              2.5 Collection of Accounts. BACC or a BACC designee may, at any time, with or without notice to Borrower, notify customers or Account debtors that the Accounts have been assigned to BACC, and that BACC has a security interest in them and collect the Accounts directly, and add the collection costs and expenses to the Obligations, but, unless and until BACC does so or gives Borrower other written instructions, Borrower shall receive all payments on Accounts and other proceeds, including cash, of Collateral in trust for BACC and immediately deliver said payments to BACC's bank account at Wells Fargo Bank or such bank account designated from time


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to time, in their original form as received from the Account debtor, together with any necessary endorsements.

              2.6 Crediting Payments. The receipt of any item of payment by BACC shall, subject to final payment of such item, be provisionally applied to reduce Obligations on the date of receipt of such item by BACC, but the receipt of such an item of payment shall for the purpose of calculation of interest on the Obligations not be deemed to have been paid to BACC until four (4) Business Days after the date of BACC's actual receipt of such item of payment. Notwithstanding anything to the contrary contained herein, payments received by BACC after 11:00 a.m. Pacific time shall be deemed to have been received by BACC as of the opening of business on the immediately following Business Day.

              2.7 Origination and Annual Fee. In consideration of BACC entering into this Agreement, Borrower shall pay BACC an origination fee of Twenty-Five Thousand Dollars ($25,000), which shall be paid simultaneously with the execution hereof, and thereafter an annual fee in an amount equal to one percent (1.0%) of the Advance Limit, on each and every anniversary of the initial Advance of funds hereunder, for so long as the Obligations are outstanding.

              2.8 Intentionally Omitted.

              2.9 Field Examination Fee. Borrower shall pay BACC a fee in an amount equal to Seven Hundred Dollars ($700) per day per examiner, plus out-of-pocket expenses for each field examination of Borrower's Books or the other Collateral performed by BACC or its designee.

              2.10 Late Reporting Fee. Borrower shall pay to BACC a fee in an amount equal to Fifty Dollars ($50.00) per document per day for each Business Day any report, financial statement or schedule required by this Agreement to be delivered to BACC is past due.

              2.11 Monthly Statements. BACC shall render monthly statements to Borrower of all Obligations, including statements of all principal, interest and BACC Expenses, and Borrower shall have fully and irrevocably waived all objections to such statements and the contents thereof unless, within thirty
(30) days after receipt, Borrower shall deliver to BACC, by registered, certified or overnight mail as set forth in Section 12, written objection to such statement specifying the error or errors, if any, contained therein.

       3. TERM

              3.1 Term and Renewal Date. This Agreement shall become effective upon execution by BACC and shall continue in full force through the Initial Term and from year to year thereafter (a "Renewal Term") if BACC, at its option, in writing agrees to extend the Term for one (1) year from the then Termination Date, provided that Borrower has not exercised its termination right in accordance with this Section 3.1. Borrower may terminate the Term on the then Termination Date by giving BACC at least sixty (60) days prior written notice by registered or certified mail, return receipt requested. In addition, BACC shall have the right to terminate this Agreement immediately at any time upon the occurrence of an Event of Default. No such termination shall relieve or discharge Borrower of its duties, Obligations and covenants hereunder until all Obligations have been paid and performed in full, and BACC's continuing security interest in the Collateral shall remain in effect until the Obligations have been fully and irrevocably paid and satisfied in cash or cash equivalent. On the Termination Date of this Agreement, the Obligations shall be immediately due and payable in full.


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              3.2 Early Termination Fee. If the Term is terminated by BACC upon the occurrence of an Event of Default, or is terminated by Borrower except as provided in Section 3.1, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of BACC's lost profits as a result thereof, Borrower shall pay BACC upon the effective date of such termination a fee in an amount equal to three percent (3.0%) of the Advance Limit if such termination occurs at any time including during any Renewal Term. Such fee shall be presumed to be the amount of damages sustained by BACC as the result of an early termination and Borrower acknowledges that it is reasonable under the circumstances currently existing. The fee provided for in this Section 3.2 shall be deemed included in the Obligations.

       4. CREATION OF CONTINUING SECURITY INTEREST

              4.1 Grant of Continuing Security Interest. Borrower hereby grants to BACC a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of the Obligations and in order to secure prompt performance by Borrower of each and all of its covenants and Obligations under the Loan Documents and otherwise. BACC's continuing security interest in the Collateral shall attach to all Collateral without further act on the part of BACC or Borrower.

              4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower shall notify BACC and upon the request of BACC, immediately endorse and assign such Negotiable Collateral to BACC and deliver physical possession of such Negotiable Collateral to BACC.

              4.3 Delivery of Additional Documentation Required. Borrower shall execute and deliver to BACC concurrently with Borrower's execution and delivery of this Agreement and at any time thereafter at the request of BACC, all financing statements, continuation financing statements, fixture filings, security agreements. chattel mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that BACC may request, in form satisfactory to BACC, to perfect and maintain perfected BACC's continuing security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

              4.4 Power of Attorney. Borrower hereby irrevocably makes, constitutes and appoints BACC (and any person designated by BACC) as Borrower's true and lawful attorney-in-fact with power to sign the name of Borrower on any of the above described documents or on any other similar documents to be executed, recorded or filed in order to perfect or continue perfected BACC's continuing security interest in the Collateral. In addition, Borrower hereby appoints BACC (and any person designated by BACC) as Borrower's attorney-in-fact with power to: (a) sign Borrower's name on verifications of Accounts, and on notices to Account debtors; (b) send requests for verification of Accounts; (c) endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into BACC's possession; (d) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by BACC, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower; (e) make, settle and adjust all claims under Borrower's policies of insurance, endorse the name of Borrower on any check, draft,


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instrument or other item of payment for the proceeds of such policies of insurance and make all determinations and decisions with respect to such policies of insurance. The appointment of BACC as Borrower's attorney-in-fact and each and every one of BACC's rights and powers, being coupled with an interest, is irrevocable so long as any Accounts in which BACC has a continuing security interest remain unpaid and until all of the Obligations have been fully repaid and performed. BACC shall have no obligation to protect any rights of Borrower against any person obligated on any Collateral.

              4.5 Right To Inspect. BACC shall have the right at any time or times hereafter during Borrower's usual business hours, or during the usual business hours of any third party having control over Borrower's Books to inspect Borrower's Books in order to verify the amount or condition of, or any other matter relating to, the Collateral or Borrower's financial condition. BACC also shall have the right at any time or times hereafter during Borrower's usual business hours to inspect and examine the Inventory and the Equipment and to check and test the same as to quality, quantity, value and condition.

       5. REPRESENTATIONS AND WARRANTIES

              Borrower represents and warrants to BACC the following and acknowledges:

              5.1 No Prior Encumbrances; Security Interests. Borrower has good and marketable title to the Collateral, free and clear of liens, claims, security interests or encumbrances, except for the security interests to be satisfied from the proceeds of the first Advances hereunder, the continuing security interests granted to BACC by Borrower, and those disclosed on Schedule
5.1. Other than those expressly permitted by this Agreement, Borrower will not create or permit to be created any security interest, lien, pledge, mortgage or encumbrance on any Collateral or any of its other assets.

              5.2 Bona Fide Accounts. All Accounts represent bona fide sales or leases of goods and/or services for which Borrower has an unconditional right to payment. None of the Accounts are subject to any rights of offset, counterclaim, cancellation or contractual rights of return.

              5.3 Merchantable Inventory. All Inventory is now and at all times hereafter shall be of good and merchantable quality, free from defects.

              5.4 Location of Inventory and Equipment. The Inventory and Equipment is not now and shall not at any time or times hereafter be stored with a bailee, warehouseman, processor, or similar party. Borrower shall keep the Inventory and Equipment only at the following locations:

                      400 Camino de Estrella
                      San Clemente, California 92672

                      22511 Aspan, Suite B
                      Lake Forest, CA 92630

              5.5 Inventory Records. Borrower now keeps and hereafter at all times shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory and Borrower's cost of said items, and none of Borrower's Inventory contains any labels, trademarks, trade-names or other identifying characteristics which are the properties of third parties.

              5.6 Retail Accounts. No Accounts arise from the sale of goods for personal, family or household purposes.

              5.7 Relocation of Chief Executive Office. The chief executive office of Borrower and the location of all books and records of Borrower relating to the Collateral is at the address indicated on the first page of this Agreement and Borrower will not, without thirty (30) days' prior written notice to BACC, relocate such office.

              5.8 Due Incorporation and Qualification. Borrower is and shall at all times hereafter be a corporation duly organized and existing under the laws of the state of its incorporation and is qualified and licensed to do business and is in good standing in any state in which the conduct of its business or its ownership of assets requires that it be so qualified.

              5.9 Fictitious Name. Borrower is conducting its business under the following trade or fictitious name(s) and no others: [none]. Borrower has complied with the fictitious name laws of all jurisdictions in which compliance is required in connection with its use of such name(s).

              5.10 Permits and Licenses. Borrower holds all licenses, permits, franchises, approvals and consents required for the conduct of its business and the ownership and operation of its assets.

              5.11 Due Authorization. Borrower has the right and power and is duly authorized to enter into the Loan Documents to which it is a party.

              5.12 Compliance with Articles; Bylaws. The execution by Borrower of the Loan Documents to which it is a party does not constitute a breach of any provision contained in Borrower's Certificate or Articles of Incorporation or its Bylaws, nor does it constitute an event of default under any material agreement to which Borrower is now or may hereafter become a party.

              5.13 Litigation. There are no actions, proceedings or claims pending by or against Borrower before any court or administrative agency and Borrower has no knowledge or notice of any pending, threatened or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower, except for ongoing collection matters in which Borrower is the plaintiff. If any such actions, proceedings or claims arise during the Term, Borrower shall promptly notify BACC in writing.

              5.14 No Material Adverse Change in Financial Statements. All financial statements relating to Borrower which have been or may hereafter be delivered to BACC (i) have been prepared in accordance with GAAP; (ii) fairly present Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended; and (iii) disclose all contingent obligations of Borrower. In addition no material adverse change in the financial condition of Borrower has occurred since the date of the most recent of such financial statements.

              5.15 Solvency. Borrower is now, and shall be at all times through the Term, solvent and able to pay its debts (including trade debts) as they mature.

              5.16 ERISA. Neither Borrower or any ERISA Affiliate, nor any Plan is or has been in violation of any of the provisions of ERISA, any of the qualification requirements of IRC Section 401(a), or any of the published interpretations thereof. No lien upon the assets of Borrower has arisen with respect to any Plan. No prohibited transaction within the meaning of ERISA
Section 406 or IRC Section 4975(c) has occurred with respect to any Plan. Neither Borrower nor any ERISA Affiliate has incurred any withdrawal liability with respect to any Multiemployer Plan. Borrower and each ERISA Affiliate have made all contributions required to be made by them to any Plan or Multiemployer Plan when due. There is no accumulated funding deficiency in any Plan, whether or not waived.

              5.17 Environmental Laws and Hazardous Materials. Borrower has complied, and at all times through the Term will comply, with all Environmental Laws. Borrower has not and will not cause or permit any Hazardous Materials to be located, incorporated, generated, stored, manufactured, transported to or from, released, disposed of, or used at, upon, under, or within any premises at which Borrower conducts its business, or in connection with Borrower's business. To the best of Borrower's knowledge, no prior owner or operator of any premises at which Borrower conducts its business has caused or permitted any of the above to occur at, upon, under, or within any of the premises. Borrower will not permit any lien to be filed against the Collateral or any part thereof under any Environmental Law, and will promptly notify BACC of any proceeding, inquiry or claim relating to any alleged violation of any Environmental Law, or any alleged loss, damage or injury resulting from any Hazardous Material. BACC shall have the right to join and participate in, as a party if it so elects, any legal or administrative proceeding initiated with respect to any Hazardous Material or in connection with any Environmental Law. "Hazardous Material" includes without limitation any substance, material, emission, or waste which is or hereafter becomes regulated or classified as a hazardous substance, hazardous material, toxic substance or solid waste under any Environmental Law, asbestos, petroleum products, urea formaldehyde, polychlorinated biphenyls (PCBs), radon, and any other hazardous or toxic substance, material, emission or waste. Environmental Law means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the regulations pertaining to such statutes, and any other safety, health or environmental statutes, laws, regulations or ordinances of the United States or of any state, county or municipality in which Borrower conducts its business or the Collateral is located.

              5.18 Tax Compliance. Borrower has filed all tax returns required to be filed by it and has paid all taxes due and payable on said returns and on any assessment made against it or its assets.

              5.19 Reliance by BACC; Cumulative. Each warranty, representation and agreement contained in this Agreement shall be automatically deemed repeated by Borrower with each request for an Advance and shall be conclusively presumed to have been relied on by BACC regardless of any investigation made or information possessed by BACC. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Borrower shall now or hereafter give, or cause to be given, to BACC.

              5.20 Year 2000 Compatibility. As a result of a comprehensive assessment undertaken by Borrower of Borrower's computer based hardware and software and after due inquiry made to Borrower's material suppliers, vendors and customers, Borrower knows of no facts that would cause Borrower to believe that its computer based hardware and software and that of its material suppliers, vendors and customers are unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any dates after December 31, 1999.

       6. AFFIRMATIVE COVENANTS

              Borrower covenants and acknowledges that during the Term Borrower shall comply with all of the following:

              6.1 Collateral and Other Reports. Borrower shall on each Business Day report to BACC all Accounts arising since its most recent report to BACC and shall provide BACC with copies of all invoices over Ten Thousand Dollars ($10,000) together with their supporting documentation. Borrower shall execute and deliver to BACC, no later than the fifteenth (15th) day of each month during the Term, a detailed aging of the Accounts, a reconciliation statement and a summary aging, by vendor, of all accounts payable of Borrower and any book overdraft. Borrower shall deliver to BACC, as BACC may from time to time require, collection reports, sales journals, invoices, original delivery receipts, customers' purchase orders, shipping instructions, bills of lading and other documentation respecting shipment arrangements. Absent such a request by BACC, copies of all such documentation shall be held by Borrower as custodian for BACC.

              6.2 Returns. Returns and allowances, if any, as between Borrower and any Account debtors, shall be permitted on the same basis and in accordance with the usual customary practices of Borrower as they exist at the date of the execution and delivery of this Agreement. If at any time prior to the occurrence of an Event of Default any Account debtor returns any Inventory to Borrower, Borrower shall promptly determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with a copy to be sent to BACC) in the appropriate amount to such Account debtor. Borrower shall promptly notify BACC of all returns and recoveries and of all disputes and claims.

              6.3 Designation of Inventory. At BACC's request, Borrower shall execute and deliver to BACC a designation of Inventory specifying the cost and the wholesale market value of Borrower's raw materials, work in process and finished goods, and further specifying such other information as BACC may reasonably request.

              6.4 Financial Statements, Reports, Certificates. Borrower shall deliver to BACC: (a) as soon as available, but in any event within thirty (30) days after the end of each month during the Term, a balance sheet and profit and loss statement prepared by Borrower covering Borrower's operations during such period; and (b) as soon as available, but in any event within ninety (90) days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal period, reviewed by independent certified public accountants acceptable to BACC. Such financial statements shall include a balance sheet and profit and loss statement, and the accountants' management letter. Together with the above, Borrower shall also deliver Borrower's Form 10-Qs, 10-Ks or 8-Ks, if any, as soon as the same become available, and any other report reasonably requested by BACC relating to the Collateral and the financial condition of Borrower and a certificate signed by its chief financial officer to the effect that all reports, statements or computer prepared information of any kind or nature delivered or caused to be delivered to BACC under this Section 6.4 fairly present its financial condition and that there exists on the date of delivery of such certificate to BACC no condition or event which constitutes an Event of Default.

              6.5 Tax Returns, Receipts. Borrower shall deliver to BACC copies of each of its future federal income tax returns, and any amendments thereto, within thirty (30) days of the filing thereof. Borrower further shall promptly deliver to BACC, upon request, satisfactory evidence of Borrower's payment of all withholding and other taxes required to be paid by it.

              6.6 Guarantor Reports. Borrower agrees to cause each Guarantor to deliver its annual financial statements and copies of all federal income tax returns as soon as the same are available and in any event no later than thirty
(30) days after the same are required to be filed by law.

              6.7 Title to Equipment. Upon BACC's request, Borrower shall immediately deliver to BACC, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

              6.8 Maintenance of Equipment. Borrower shall keep and maintain the Equipment in good operating condition and repair, and shall make all necessary replacements thereto so that its value and operating efficiency shall at all times be maintained and preserved. Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and the Equipment is now and shall at all times remain Borrower's personal property.

              6.9 Taxes. All Federal, state and local assessments and taxes, whether real, personal. or otherwise, due or payable by, or imposed, levied or assessed against Borrower or any of its assets or in connection with Borrower's business shall hereafter be paid in full, before they become delinquent or before the expiration of any extension period. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law, and will execute and deliver to BACC, on demand, appropriate certificates attesting to the payment or deposit thereof.

              6.10 Insurance. Borrower, at its expense, shall keep and maintain the Collateral insured against all risk of loss or damage from fire, theft, vandalism, malicious mischief, explosion, sprinklers, and all other hazards and risks of physical damage included within the meaning of the term "extended coverage" in such amounts as are ordinarily insured against by similar businesses. Borrower shall also keep and maintain comprehensive general public liability insurance and property damage insurance, and insurance against loss from business interruption, insuring against all risks relating to or arising from Borrower's ownership and use of the Collateral and its other assets and the operation of its business. All such policies shall be in such form, with such companies and in such amounts as may be satisfactory to BACC. Borrower shall deliver to BACC certified copies of such policies and evidence of the payments of all premiums therefor. All such policies (except those of public liability and liability property damage) shall contain a Lender's Loss Payable endorsement in a form satisfactory to BACC, naming BACC as sole loss payee thereof, and containing a waiver of warranties. All proceeds payable under such policies shall be payable to BACC and applied to the Obligations.

              6.11 BACC Expenses. Borrower shall immediately and without demand reimburse BACC for all BACC Expenses and Borrower hereby authorizes the payment of such BACC Expenses.

              6.12 Compliance With Law. Borrower shall comply, in all material respects, with the requirements of all applicable laws, rules, regulations and orders of governmental authorities relating to Borrower and the conduct of its business.

              6.13 Accounting System. Borrower at all times hereafter shall maintain a standard and modern system of accounting in accordance with GAAP with ledger and account cards or computer tapes, disks, printouts and records pertaining to the Collateral containing such information as may from time to time be requested by BACC.

              6.14 Intentionally Omitted.

       7. NEGATIVE COVENANTS

              Borrower covenants and acknowledges that during the Term Borrower shall not undertake any of the following:

              7.1 Extraordinary Transactions and Disposal of Assets. Enter into any transaction not in the ordinary and usual course of its business as conducted on the date hereof, including but not limited to the sale, lease, disposal, movement, relocation or transfer, whether by sale or otherwise, of any its assets other than sales of Inventory in the ordinary and usual course of its business as presently conducted; incur any indebtedness for borrowed money or other indebtedness outside the ordinary and usual course of its business as conducted on the date hereof except for renewals or extensions of existing debts permitted by BACC; or make any advance or loan.

              7.2 Change Name. Change its name, business structure or identify or add any new fictitious name.

              7.3 Merge, Acquire. Merge, acquire, or consolidate with or into any other business organization.

              7.4 Guaranty. Guaranty or otherwise become in any way liable with respect to the obligations of any third party, except by endorsement of instruments or items of payment for deposit to the account of Borrower for negotiation and delivery to BACC.

              7.5 Restructure. Make any change in its financial structure or business operations.

              7.6 Prepayments. Prepay any existing indebtedness owing to any third party other than trade payables.

              7.7 Change of Ownership. Cause, permit or suffer any change, direct or indirect, in the ownership of the capital stock of Borrower without first giving BACC sixty (60) days prior written notice of such change, or enter into any agreement with any person or entity which provides for a payment to such person or entity based upon the income of Borrower.

              7.8 Compensation. Pay total compensation, including salaries, withdrawals, fees, bonuses, commissions, drawing accounts, management fees or other payments, whether direct or indirect, in money or otherwise, during any fiscal year to its executives, officers, shareholders, affiliates, and directors (or any relatives of the foregoing) in an aggregate amount in excess of one hundred and fifteen percent (115%) of the total compensation paid in the prior fiscal year.

              7.9 Loans and Advances. Make any loans, advances or extensions of credit to any officer, director, executive employee or shareholder of Borrower (or any relative of any of the foregoing), or to any entity which is a subsidiary of, related to, affiliated with or has common shareholders, officers or directors with Borrower.

              7.10 Capital Expenditures. Make any plant or fixed capital expenditure, or any commitment therefor, or purchase or lease any real or personal assets or replacement Equipment in excess of, Fifty Thousand Dollars ($50,000) for any individual transaction or where the aggregate amount of such transactions in any fiscal year exceeds One Hundred Thousand Dollars ($100,000).

              7.11 Consignments of Inventory. Consign any Inventory.

              7.12 Distributions. Make any distribution or declare or pay any dividends (in cash or in stock) on, or purchase, acquire, redeem or retire any of its capital stock, of any class, whether now or hereafter outstanding.

              7.13 Accounting Methods. Modify or change its method of accounting or enter into, modify or terminate any agreement presently existing or at any time hereafter entered into with any third party for the preparation or storage of Borrower's records of Accounts and financial condition without said party agreeing to provide BACC with information regarding the Collateral or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any such third party in connection with any information requested by BACC hereunder, and agrees that BACC may contact any such party directly in order to obtain such information.

              7.14 Business Suspension. Suspend or go out of business.

       8. EVENTS OF DEFAULT

              The occurrence of any one or more of the following events shall constitute an Event of Default by Borrower hereunder:

              8.1 Failure to Pay. Borrower's failure to pay when due and payable, or when declared due and payable, any portion of the Obligations (whether principal, interest, taxes, BACC Expenses, or otherwise);

              8.2 Failure to Perform. Borrower's or a Guarantor's failure to perform, keep or observe any term, provision, condition, representation, warranty, covenant or agreement contained in this Agreement, in any of the Loan Documents or in any other present or future agreement between Borrower and/or a Guarantor and BACC;

              8.3 Misrepresentation. Any misstatement or misrepresentation now or hereafter exists in any warranty, representation, statement, aging or report made to BACC by, Borrower and/or a Guarantor or any officer, employee, agent or director thereof, or if any such warranty, representation, statement, aging or report is withdrawn by such person;

              8.4 Material Adverse Change. There is a material adverse change in Borrower's, or a Guarantor's, business or financial condition;

              8.5 Material Impairment. There is a material impairment of the prospect of repayment of the Obligations or a material impairment of BACC's continuing security interests in the Collateral;

              8.6 Levy or Attachment. Any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant or is levied upon, or comes into the possession of any judicial officer or assignee;

              8.7 Insolvency by Borrower or Guarantor. An Insolvency Proceeding is commenced by Borrower or a Guarantor;

              8.8 Insolvency Against Borrower. An Insolvency Proceeding is commenced against Borrower or a Guarantor;

              8.9 Injunction Against Borrower. Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business;

              8.10 Government Lien. A notice of lien, levy or assessment is filed of record with respect to any of Borrower's or a Guarantor's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any of Borrower's or a Guarantor's assets and the same is not paid on the payment date thereof;

              8.11 Judgment. A judgment is entered against Borrower or a Guarantor;

              8.12 Default to Third Party. There is a default in any material agreement to which Borrower or a Guarantor is a party or by which Borrower or a Guarantor or any of their assets are bound;

              8.13 Subordinated Debt Payments. Borrower makes any payment on account of indebtedness which has now or hereafter been subordinated to the Obligations, except to the extent such payment is allowed under any subordination agreement entered into with BACC;

              8.14 Termination of Guarantor. A Guarantor dies or terminates its guaranty; or

              8.15 Change in Management. If Gary E. Lotzer ceases to be actively engaged in the management of Borrower.

              8.16 ERISA Violation. A prohibited transaction within the meaning of ERISA Section 406 or IRC Section 1975(c) shall occur with respect to a Plan which could have a material adverse effect on the financial condition of Borrower; any lien upon the assets of Borrower in connection with any Plan shall arise; Borrower or any ERISA Affiliate shall completely or partially withdraw from a Multiemployer Plan and such withdrawal could, in the opinion of BACC, have a material adverse effect on the financial condition of Borrower. Borrower or any of its ERISA Affiliates shall fail to make full payment when due of all amounts which Borrower or any of its ERISA Affiliates may be required to pay to any Plan or any Multiemployer Plan as one or more contributions thereto; Borrower or any of its ERISA Affiliates creates or permits the creation of any accumulated funding deficiency, whether or not waived; the voluntary or involuntary termination of any Plan which termination could, in the opinion of BACC, have a material adverse effect on the financial condition of Borrower or Borrower shall fail to notify BACC promptly and in any event within ten (10) days of the occurrence of an event which constitutes an Event of Default under this clause or would constitute an Event of Default upon the exercise of BACC's judgment.

              8.17 Loss of License, etc. If any license, permit, distributor, franchise or similar agreement, necessary for the continue operation of Borrower's ordinary course of business is revoked, suspended, or terminated.

              Notwithstanding anything contained in this Section 8 to the contrary, BACC shall refrain from exercising its rights and remedies and an Event of Default shall not be deemed to have occurred by reason of the occurrence of any of the events set forth in Sections 8.6, 8.8, 8.10 or 8.11 if; within ten (10) days from the date thereof; the same is released, discharged, dismissed, bonded against or satisfied; provided, however, BACC shall not be obligated to make Advances to Borrower during such period.

       9. BACC'S RIGHTS AND REMEDIES

              9.1 Rights and Remedies. Upon the occurrence of an Event of Default, BACC may, at its election, without notice of such election and without demand, do any one or more of the following:

                     (a) Declare all Obligations, whether evidenced by the Loan Documents or otherwise, immediately due and payable in full;

                     (b) Cease advancing money or extending credit to or for the benefit of Borrower under the Loan Documents or under any other agreement between Borrower and BACC;

                     (c) Terminate this Agreement as to any future liability or obligation of BACC, but without affecting BACC's rights and security interest in the Collateral and without affecting the Obligations;

                     (d) Settle or adjust disputes and claims directly with Account debtors for amounts and upon terms which BACC considers advisable and, in such cases, BACC will credit the Obligations with the net amounts received by BACC in payment of such disputed Accounts, after deducting all BACC Expenses;

                     (e) Cause Borrower to hold all returned Inventory in trust for BACC, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of BACC;

                     (f) Without notice to or demand upon Borrower or any Guarantor, make such payments and do such acts as BACC considers necessary or reasonable to protect its security interest in the Collateral. Borrower shall assemble the Collateral if BACC so requires and deliver or make the Collateral available to BACC at a place designated by BACC. Borrower authorizes BACC to enter any premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in BACC's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith;

                     (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell (in the manner provided for herein) the Collateral. BACC is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any asset of a similar nature, pertaining to the Collateral, in completing the production of; advertising for sale and sale of the Collateral. Borrower's rights under all licenses and all franchise agreements shall inure to BACC's benefit;

                     (h) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places

(including Borrower's premises) as BACC determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                            BACC shall give notice of the disposition of the
              Collateral as follows:

                            (1) To the Borrower and each holder of a security
              interest in the Collateral who has filed with BACC a written request for notice, a notice in writing of the time and place of public sale or, if the sale is a private sale or some other disposition other than a public sale is to be made, then the time on or after which the private sale or other disposition is to be made;

                            (2) The notice hereunder shall be personally
              delivered or mailed, postage prepaid, to Borrower as provided in
              Section 12, at least five (5) calendar days before the date fixed for the sale, or at least five (5) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to BACC;

                     (i) BACC may credit bid and purchase at any public sale;

                     (j) Any deficiency which exists after disposition of the Collateral as provided herein shall be immediately paid by Borrower. Any excess will be remitted without interest by BACC to the party or parties legally entitled to such excess; and

                     (k) In addition to the foregoing, BACC shall have all rights and remedies provided by law (including those set forth in the Code) and any rights and remedies contained in any Loan Documents and all such rights and remedies shall be cumulative.

              9.2 No Waiver. No delay on the part of BACC in exercising any right, power or privilege under any Loan Document shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege under such Loan Documents or otherwise, preclude other or further exercise of any such right, power or privilege.

       10. TAXES AND EXPENSES REGARDING THE COLLATERAL.

              If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums or otherwise) due to third persons or entities, or fails to make any deposits or furnish any required proof of payment or deposit, or fails to perform any of Borrower's other covenants under any of the Loan Documents, then in its discretion and without prior notice to Borrower, BACC may do any or all of the following: (a) make any payment which Borrower has failed to pay or any part thereof; (b) set up such reserves in Borrower's loan account as BACC deems necessary to protect BACC from the exposure created by such failure; (c) obtain and maintain insurance policies of the type described in Section 6.10 and take any action with respect to such policies as BACC deems prudent; or (d) take any other action deemed necessary to preserve and protect its interests and rights under the Loan Documents. Any payments made by BACC shall not constitute:
(a) an agreement by BACC to make similar payments in the future or (b) a waiver by BACC of any Event of Default. BACC need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien and the receipt of notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

       11. WAIVERS.

              11.1 Demand, Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, and notice of nonpayment at maturity and acknowledges that BACC may compromise, settle or release, without notice to Borrower, any Collateral and/or guaranties at any time held by BACC. Borrower hereby consents to any extensions of time of payment or partial payment at, before or after the Termination Date.

              11.2 No Marshaling. Borrower, on its own behalf and on behalf of its successors and assigns hereby expressly waives all rights, if any, to require a marshaling of assets by BACC or to require that BACC first resort to some portion(s) of the Collateral before foreclosing upon, selling or otherwise realizing on any other portion thereof.

              11.3 BACC's Non-Liability for Inventory or Equipment. So long as BACC complies with its obligations, if any, under Section 9207 of the Code, BACC shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Inventory or Equipment; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other person whomsoever. All risk of loss, damage or destruction of the Inventory or Equipment shall be borne by Borrower.

       12. NOTICES

              Unless otherwise provided herein, all consents, waivers, notices or demands by any party relating to the Loan Documents shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be telecopied (followed up by a mailing), personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by receipted overnight delivery service to Borrower or to BACC, as the case may be, at their addresses set forth below:

        If to Borrower:      ICX Electronics.com
                             400 Camino de Estrella
                             San Clemente, California 92672
                             Attn:  Gary E. Lotzer, President/Chief Executive
                                    Officer
                             Fax # (949) 489-5507

        If to BACC:          Business Alliance Capital Corp.
                             800 Wilshire Boulevard, 7th Floor
                             Los Angeles, California 90017
                             Attn: Jeffrey Lizar, Senior Vice President
                             Fax # (213) 624-9676

              Any party may change the address at it is to receive notices hereunder by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12 shall be deemed received on the earlier of the date of actual receipt or five (5) calendar days after the deposit thereof in the mail or on the date telecommunicated if telecopied.

       13. DESTRUCTION OF BORROWER'S DOCUMENTS

              All documents, schedules, invoices, agings or other papers delivered to BACC may be destroyed or otherwise disposed of by BACC four (4) months after they are delivered to or received by BACC, unless Borrower requests, in writing, the return of the said documents, schedules. invoices or other papers and makes arrangements, at Borrower's expense, for their return.

       14. GENERAL PROVISIONS

              14.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower and executed and delivered by BACC.

              14.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights hereunder and any prohibited assignment shall be absolutely void. No consent to an assignment by BACC shall release Borrower from its Obligations. Without notice to or the consent of Borrower, BACC may assign this Agreement and its rights and duties hereunder and BACC reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in BACC's rights and benefits hereunder. In connection therewith, BACC may disclose all documents and information which BACC now or hereafter may have relating to Borrower or Borrower's business. Borrower and BACC do not intend any of the benefits of the Loan Documents to inure to any third party, and no third party shall be a third party beneficiary hereof or thereof.

              14.3 Section Headings. Headings and numbers have been set forth herein for convenience only.

              14.4 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against BACC or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each party and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

              14.5 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of such provision.

              14.6 Amendments in Writing. This Agreement cannot be changed or terminated orally. This Agreement is the entire agreement between the parties with respect to the matters contained herein. This Agreement supersedes all prior agreements, understandings and negotiations, if any, all of which are merged into this Agreement.

              14.7 Counterparts. This Agreement may be executed in any number of counterparts each of which, when executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same Agreement.

              14.8 Indemnification. Borrower hereby indemnifies, protects, defends and saves harmless BACC and any member, officer, director, official, agent, employee and attorney of BACC, and their respective heirs, successors and assigns (collectively, the "Identified Parties"), from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims or demands, including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with the Loan Documents and the transactions contemplated therein or the Collateral (unless caused by the gross negligence or willful misconduct of the Indemnified Parties) including, without limitation: (a) losses, damages, expenses or liabilities sustained by BACC in connection with any environmental cleanup or other remedy required or mandated by any Environmental Law; (b) any untrue statement of a material fact contained in information submitted to BACC by Borrower or a Guarantor or the omission of any material fact necessary to be stated therein in order to make such statement not misleading or incomplete; (c) the failure of Borrower or a Guarantor to perform any obligations required to be performed by Borrower or a Guarantor under the Loan Documents; and (d) the ownership, construction, occupancy, operations, use and maintenance of any of Borrower's or a Guarantor's assets. The provisions of this Section 14.8 shall survive termination of this Agreement and the other Loan Documents.

       15. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

              THE VALIDITY OF THE LOAN DOCUMENTS, THEIR CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THE LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, THE FEDERAL COURTS WHOSE VENUE INCLUDES THE CENTRAL DISTRICT OF THE STATE OF CALIFORNIA, OR AT THE SOLE OPTION OF BACC, IN ANY OTHER COURT IN WHICH BACC SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. BORROWER AND BACC EACH WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING UNDER THE LOAN DOCUMENTS OR RELATING TO THE DEALINGS OF BORROWER ANT) BACC AND ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF "FORUM NON CONVENIENS" OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 15.

              Borrower and BACC have executed this Agreement as of the date first above written.

                                   ICX ELECTRONICS.COM,
                                   a California corporation


                                   Signed by: /s/ GARY E. LOTZER
                                             -----------------------------------
                                   Print Name: Gary E. Lotzer
                                              ----------------------------------

                                   Title/Capacity: Pres/CEO
                                                  ------------------------------


                                   BUSINESS ALLIANCE CAPITAL CORP.,
                                   a Delaware corporation


                                   Signed by: /s/ JEFFREY LIZAR
                                             -----------------------------------
                                   Print Name: Jeffrey Lizar

                                   Title/Capacity: Senior Vice President

                                  SCHEDULE 2.3

                    Deposit Account of Borrower for Advances

                            Farmers & Merchants Bank
                            23772 Rockfleld Boulevard
                            Lake Forest, CA 92630
                            Account #: 11-05020-9
                            ABA#: 122201198

                                  SCHEDULE 5.1

                      EXISTING LIENS WHICH ARE TO CONTINUE


Creditor                            Date           UCC#            Collateral
--------                            ----           ----            ----------
Transaction Funding, Inc.           6/21/99        9917760213      Blanket Filing -- Intercreditor
                                                                   Agreement

KTS Services, Inc.                  12/16/99       993620503       Specific Toshiba equipment